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                                                                    EXHIBIT 12.2

                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES
          COMPUTATION OF PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES
                      (In thousands, except ratio amounts)


                                                         Pro Forma
                                             -----------------------------------
                                               Twelve                  Nine
                                               Months                 Months
                                                Ended                  Ended
                                             December 31,          September 30,
                                                 1997                   1998
                                             ------------           ------------
Pretax income                                 $220,040               $172,666
Add fixed charges as adjusted (from below)      19,076                 14,406
                                              --------               --------
    Earnings                                  $239,116               $187,072
                                              --------               --------
Fixed charges:
  Interest expense:
    Interest on indebtedness                  $ 17,683               $ 13,548
    Capitalized                                  2,000                  3,225
  Amortization of debt costs                       865                    367
  Interest portion of rental expense               528                    491
                                              --------               --------
  Fixed charges before adjustments              21,076                 17,631
  Less capitalized interest                     (2,000)                (3,225)
                                              --------               --------
  Fixed charges as adjusted                   $ 19,076               $ 14,406
                                              --------               --------
Ratio (earnings divided by fixed charges
  before adjustments)                            11.35                  10.61
                                              --------               --------